UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2025, in connection with the effectiveness of certain Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of LendingTree, Inc. (the “Company”), the Company’s Board of Directors approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately.

Among other things, the amendments primarily:

•	Update provisions related to electronic and hybrid stockholder meetings;
•	Clarify and update advance notice requirements for stockholder nominations and proposals;
•	Update officer titles and responsibilities to align with current management structure;
•	Make certain revisions to conform to recent changes in the DGCL regarding annual meeting requirements; and
•	Update for certain other administrative and clarifying changes.

These updates are intended to enhance the Company’s corporate governance framework, promote administrative efficiency, and ensure consistency with evolving legal standards.

This description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of LendingTree, Inc., effective November 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025

LENDINGTREE, INC.

By:	/s/ Heather Novitsky
Heather Novitsky
General Counsel

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